Exhibit 99.1

UNAUDITED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited consolidated financial information of Valley is presented to show the historical financial condition and results of operations of Valley as of and for the periods indicated. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited consolidated financial information should be read together with Valley’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in Valley’s Annual Report on Form 10-K for the year ended December 31, 2014 and Valley’s unaudited consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2015, included in Valley’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Unaudited Consolidated Balance Sheet of Valley Financial Corporation

	June 30, 2015	December 31, 2014
Assets
Cash and due from banks	$5,844	$10,316
Interest-earning deposits in other banks	7,419	42,835
Investment securities available-for -sale	152,125	177,737
Loans	627,706	618,272
Allowance for loan losses	(3,700)	(6,500)
Net loans	624,006	611,772
Premises and equipment, net	8,934	9,298
Other real estate owned	8,114	12,308
Investment in bank-owned life insurance	19,885	19,543
Other assets	18,012	17,590
Total assets	$844,339	$901,399

Liabilities and shareholders' equity
Deposits:
Non-interest bearing	$110,960	$27,082
Interest-bearing	535,093	689,943
Total deposits	646,053	717,025
Short-term borrowings	85,791	59,778
Long-term debt	55,296	55,356
Accrued expenses and other liabilities	971	9,000
Total liabilities	788,111	841,159

Shareholders' equity
Common stock	24,974	23,987
Retained earnings	32,065	36,725
Accumulated other comprehensive loss	(811)	(472)
Total shareholders' equity	56,228	60,240
Total liabilities and shareholders' equity	$844,339	$901,399

Unaudited Consolidated Statements of Income of Valley Financial Corporation

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest income
Loans, including fees	$7,198	$6,931	$14,192	$13,709
Investment securities taxable	597	991	1,441	2,029
Investment securities tax-exempt	122	183	258	372
Interest-earning balances and other	109	10	115	13
Total interest income	8,026	8,115	16,006	16,123
Interest expense
Deposits	554	578	1,118	1,142
Borrowings	546	539	1,088	1,073
Total interest expense	1,100	1,117	2,206	2,215
Net interest income	6,926	6,998	13,800	13,908
Provision for loan losses	106	1,039	91	1,557
Net interest income after provision for loan losses	6,820	5,959	13,709	12,351
Non-interest income
Mortgage fees	251	137	485	229
Service charges	578	532	1,087	984
Earnings on bank-owned life insurance	173	168	342	333
Gain on sale of investments securities, net	-	714	329	721
Other	204	509	539	868
Total non-interest income	1,206	2,060	2,782	3,135
Non-interest expense
Salaries and employee benefits	8,568	3,076	11,700	6,162
Occupancy and equipment	787	470	1,290	960
Data processing and supplies	1,014	415	1,444	818
FDIC insurance assessments	50	227	282	448
Insurance, professional and other services	569	178	785	316
Loan, foreclosure and other real estate owned expenses	4,731	242	4,922	400
Other	1,261	928	2,099	1,765
Total non-interest expense	16,980	5,536	22,522	10,869
(Loss) income before income tax (benefit) expense	(8,954)	2,483	(6,031)	4,617
Income tax (benefit) expense	(2,764)	739	(1,767)	1,357
Net (loss) income	$(6,190)	$1,744	$(4,264)	$3,260

Basic (loss) earnings per share common	$(1.25)	$0.36	$(0.86)	$0.68
Diluted (loss) earnings per common share	$(1.25)	$0.36	$(0.86)	$0.67

Weighted average participating common shares - basic	4,961,989	4,818,209	4,947,866	4,812,299
Weighted average participating common shares - diluted	4,961,989	4,871,295	4,947,866	4,863,181

Unaudited Condensed Consolidated Statements of Cash Flows of Valley Financial Corporation

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net cash (used in) provided by operating activities	(9,993)	11,840	(7,236)	14,495
Cash flows from investing activities
Purchases of investment securities available-for-sale	(19,157)	(20,053)	-	(42,904)
Proceeds from maturities and payments of investment securities available-for-sale	24,657	27,093	24,657	30,581
Net increase in loans	(2,848)	(18,544)	(12,325)	(34,283)
Other, net	(45)	7,720	(101)	8,057
Net cash provided by (used in) investing activities	2,607	(3,784)	12,231	(38,549)
Cash flows from financing activities
Net (decrease) increase in deposits	(36,542)	10,144	(70,972)	30,840
Net increase (decrease) in borrowings	40,000	(5,000)	25,000	15,000
Other, net	741	1,500	1,089	1,114
Net cash provided by (used in) financing activities	4,199	6,644	(44,883)	46,954
Net (decrease) increase in cash and cash equivalents	(3,187)	14,700	(39,888)	22,900
Cash and cash equivalents, beginning of period	16,450	24,562	53,151	16,362
Cash and cash equivalents, end of period	13,263	39,262	13,263	39,262